For Period ended 05/31/2015                           Series 20, 15, 14
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:

USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$56.00

73A
Per Share Distributions
$0.2018

74U
Shares Outstanding
278

74V
NAV
$16.40

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
$99.00

73A
Per Share Distributions
$0.4105

74U
Shares Outstanding
243

74V
NAV
30.77


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
$182.00

73A
Per Share Distributions
$0.1464

74U
Shares Outstanding
1,013

74V
NAV
$12.20